As filed with the Securities and Exchange Commission on May 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMUNON, INC.

(Exact name of registrant as specified in its charter)

delaware	52-1256615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

(609) 896-9100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael H. Tardugno

Executive Chairman of the Board

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

(609) 896-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan Gates, Esq.

Michael Riella, Esq.

Covington & Burling LLP

One International Place, Suite 1020

Boston, Massachusetts 02110

(617) 603-8800

Approximate date of commencement of proposed sale to the public:

From time to time or at one time as determined by the registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus which covers the offering, issuance and sale by us of up to $75,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants, rights and/or units from time to time in one or more offerings; and

●	an “at the market offering” sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $5,500,000 of our common stock that may be issued and sold from time to time under an At the Market Offering Agreement, as amended by Amendment No. 1 to At the Market Offering Agreement, which, as amended, we refer to as the ATM Agreement, with H.C. Wainwright & Co., LLC, or Wainwright.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $5,500,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

Upon termination of the ATM Agreement with Wainwright, any portion of the $5,500,000 covered by the ATM Agreement prospectus that is not sold pursuant to the ATM Agreement will be available for sale in one or more other offerings pursuant to the base prospectus and an accompanying prospectus supplement, and if no shares are sold under the ATM Agreement, the full $75,000,000 of securities may be sold in one or more other offerings pursuant to the base prospectus and an accompanying prospectus supplement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 15, 2024

PROSPECTUS

Imunon, Inc.

$75,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We may from time to time offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus may not exceed $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide the specific terms of the securities and the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “IMNN.” On May 14, 2024, the last reported sale price of our common stock was $1.35 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 is $18,075,494, which was calculated based on 9,365,541 outstanding shares of our voting and non-voting common stock held by non-affiliates as of May 10, 2024, and at a price of $1.93 per share, the closing sale price of our common stock reported on The Nasdaq Capital Market on April 1, 2024, a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have sold 243,534 shares of common stock for gross proceeds of $334,659 pursuant to General Instruction I.B.6 of Form S-3. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 3 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, shares of our preferred stock, debt securities, warrants, rights or units comprised of two or more of the foregoing securities in one or more offerings, for a total maximum offering price not to exceed $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that specific offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents that we incorporate by reference in this prospectus, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, “Imunon,” “IMNN,” “the Company,” “we,” “us,” “our” and similar terms refer to Imunon, Inc. and our subsidiary, CLSN Laboratories, Inc., also a Delaware corporation. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

1

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Imunon, Inc.

Imunon is a clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms with the aim to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies. IMUNON is developing its non-viral DNA technology across its modalities. The first modality, TheraPlas®, is developed for the coding of proteins and cytokines in the treatment of solid tumors where an immunological approach is deemed promising. The second modality, PlaCCine®, is developed for the coding of viral antigens that can elicit a strong immunological response. This technology may represent a promising platform for the development of vaccines in infectious diseases.

The Company’s lead clinical program, IMNN-001, is a DNA-based immunotherapy for the localized treatment of advanced ovarian cancer currently in Phase II development. IMNN-001 works by instructing the body to produce durable levels, within certain safety parameters, of powerful cancer-fighting molecules, such as interleukin-12 and interferon gamma, at the tumor site. Additionally, the Company is entering a first-in-human study of its COVID-19 booster vaccine (IMNN-101). We will continue to leverage these modalities and to advance the technological frontier of plasmid DNA to better serve patients with difficult-to-treat conditions.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 22 of this prospectus.

Our Corporate Information

We were founded in 1982 under the corporate name Celsion Corporation and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.imunon.com. On September 19, 2022, Celsion Corporation announced a corporate name change to Imunon, Inc., reflecting the evolution of the Company’s business focus and its commitment to developing cutting-edge immunotherapies and next-generation vaccines to treat cancer and infectious diseases. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our common stock.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

2

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Imunon. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained or incorporated in this prospectus are forward-looking and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements may relate to such matters as anticipated financial performance, business prospects, technological developments, product pipelines, clinical trials and research and development activities, the adequacy of capital reserves and anticipated operating results and cash expenditures, current and potential collaborations, strategic alternatives and other aspects of our present and future business operations and similar matters. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unforeseen changes in the course of research and development activities and in clinical trials; possible changes in cost, timing and progress of development, preclinical studies, clinical trials and regulatory submissions; our collaborators’ ability to obtain and maintain regulatory approval of any of our drug candidates; possible changes in capital structure, financial condition, future working capital needs and other financial items; uncertainties and assumptions regarding the potential worsening global economic conditions and the recent disruptions to, and volatility in, financial markets in the U.S. and worldwide resulting from the COVID-19 pandemic, the Russian invasion of Ukraine and the unrest in the Middle East on our business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, changes in approaches to medical treatment; introduction of new products by others; success or failure of our current or future collaboration arrangements, risks and uncertainties associated with possible acquisitions of other technologies, assets or businesses; our ability to obtain additional funds for our operations; our ability to obtain and maintain intellectual property protection for our technologies and drug candidates and our ability to operate our business without infringing the intellectual property rights of others; our reliance on third parties to conduct preclinical studies or clinical trials; the rate and degree of market acceptance of any approved drug candidates; possible actions by customers, suppliers, strategic partners, potential strategic partners, competitors and regulatory authorities; compliance with listing standards of The Nasdaq Capital Market; and those listed under “Risk Factors” this prospectus as well as in our most recent annual report on Form 10-K and our other filings made from time to time with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “plan,” “believe,” “could,” “intend,” “predict,” “may,” “should,” “will,” “would” and words of similar import regarding the Company’s expectations. Forward-looking statements are only predictions. Actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our most recent annual report on Form 10-K and our other filings made from time to time with the SEC. The discussion of risks and uncertainties set forth herein and therein is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Except as required by law, we assume no obligation to revise or update any forward-looking statement that may be made from time to time by us or on our behalf for any reason, even if new information becomes available in the future.

4

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include the further research and development, clinical trials, manufacture and commercialization of our product candidates and of our technologies, working capital, repaying, redeeming or repurchasing debt, capital expenditures and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, as well as for capital expenditures. We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

5

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, or our board, and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board may deem relevant.

6

DESCRIPTION OF COMMON STOCK

We are authorized to issue 112,500,000 shares of common stock, par value $0.01 per share. As of May 10, 2024, we had 9,400,889 shares of common stock outstanding and approximately 28,000 stockholders of record.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus titled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation, or the certificate of incorporation, and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors, or Board, out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which may be designated and issued in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Equiniti Trust Company, LLC is located at 6201 15th Avenue, Brooklyn, NY 11219. Their telephone number is (888) 999-0032.

Stock Exchange Listing

Our common stock is listed for quotation on The Nasdaq Global Capital under the symbol “IMNN.”

7

DESCRIPTION OF PREFERRED STOCK

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We currently have no shares of preferred stock outstanding. Our Board has the authority, without further action by the stockholders, to issue up to 100,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our Board, without stockholder approval (unless such stockholder action is required by applicable law or Nasdaq rules), can designate and issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series, the qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Our Board may specify the following characteristics of any preferred stock:

●	the maximum number of shares;

●	the designation of the shares;

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

●	the price and the terms and conditions for redemption, if any, including redemption at the option of us or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	the voting rights;

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

●	any preferred stock issued will be fully paid and nonassessable upon issuance.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

8

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as senior, subordinated or junior subordinated, convertible or non-convertible and secured or unsecured debt. Any senior debt securities will rank equally with any unsubordinated debt. Subordinated debt securities will rank equally with any other subordinated debt of the same ranking we may issue. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities at predetermined conversion rates, and conversion may be mandatory or at the holder’s option.

Debt securities will be issued under one or more indentures between us and a national banking association or other eligible party acting as trustee. Following is a summary of certain general features of debt securities we may issue; we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement, which may differ from the terms we describe below. You should read the prospectus supplements, any free writing prospectus we may authorize and the indentures, supplemental indentures and forms of debt securities relating to any series of debt securities we may offer.

General

Except as we may otherwise provide in a prospectus supplement, the relevant indenture will provide that debt securities may be issued from time to time in one or more series. The indenture will not limit the amount of debt securities that may be issued thereunder and will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to any series of debt securities:

●	the title or designation;

●	whether they will be secured or unsecured, and the terms of any security;

●	whether the debt securities will be subject to subordination, and any terms thereof;

●	any limit upon the aggregate principal amount;

●	the date or dates on which the debt securities may be issued and on which we will pay the principal;

●	the interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining them;

●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	the currency of denomination;

●	if payments of principal of, premium or interest will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the place or places where the principal of, premium, and interest will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;

●	the form of consideration in which principal of, premium or interest will be paid;

9

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder;

●	the dates on which and the price or prices at which we will repurchase the debt securities at the option of holders and other detailed terms and provisions of these obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which they may be issued;

●	whether the debt securities will be issued in certificated or global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;

●	provisions, if any, for defeasance in whole or in part and any addition or change to provisions related to satisfaction and discharge;

●	the form of the debt securities;

●	the terms and conditions upon which convertible debt securities will be convertible or exchangeable into securities or property of the Company or another person, if at all, and any additions or changes, if any, to permit or facilitate the same;

●	provisions, if any, granting special rights to holders upon the occurrence of specified events;

●	any restriction or condition on transferability;

●	any addition or change in the provisions related to compensation and reimbursement of the trustee;

●	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions so described;

●	whether the debt securities will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	any addition to or change in the covenants described in this prospectus or in the indenture, including terms of any restrictive covenants; and

●	any other terms which may modify or delete any provision of the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.

10

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect them.

Events of Default Under the Indenture

Except as we may otherwise provide in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;

●	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;

●	if we fail to observe or perform any other covenant relating to the debt securities, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the trustee or holders of not less than a majority in aggregate principal amount of the outstanding series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to the Company.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Except as we may otherwise provide in a prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of such securities) of and premium and accrued and unpaid interest, if any, on all such debt securities. Before a judgment or decree for payment of the money due has been obtained with respect to any series, the holders of a majority in principal amount of that series (or, at a meeting of holders at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the trustee or paying agent a sum sufficient to pay all amounts owed to the trustee under the indenture, all arrears of interest, if any, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the relevant prospectus supplement relating to any discount securities for the particular provisions relating to acceleration of a portion of the principal amount thereof upon the occurrence of an event of default.

11

Subject to the terms of the indenture, and except as we may otherwise provide in a prospectus supplement, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to that series, provided that, subject to the terms of the indenture, the trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to holders not involved in the proceeding.

Except as we may otherwise provide in a prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount outstanding of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount outstanding of that series (or at a meeting of holders at which a quorum is present, the holders of a majority in principal amount of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

Except as we may otherwise provide in a prospectus supplement, these limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, them.

Modification of Indenture; Waiver

Except as we may otherwise provide in a prospectus supplement, the trustee and the Company may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

●	to surrender any right or power conferred upon the Company;

●	to provide, change or eliminate any restrictions on payment of principal of or premium, if any; provided that any such action may not adversely affect the interests of the holders of debt securities of any series in any material respect;

●	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination may become effective only when there is no outstanding debt security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

●	to evidence the succession of another entity to the Company;

12

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

●	to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;

●	to add to or change or eliminate any provision of the indenture as may be necessary or desirable in accordance with any amendments to the U.S. Trust Indenture Act of 1939;

●	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders thereof; and

●	to supplement any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action may not adversely affect the interests of holders of any debt securities.

In addition, and except as we may otherwise provide in a prospectus supplement, under the indenture the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount outstanding (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) that is affected. The trustee and the Company may, however, make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest payable in currency other than that stated;

●	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date;

●	materially adversely affecting the economic terms of any right to convert or exchange; and

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, and except as we may otherwise provide in a prospectus supplement, the holders of at least a majority in principal amount of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all such holders, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the affected series on the dates payments are due.

13

Form, Exchange, and Transfer

Except as we may otherwise provide in a prospectus supplement, we will issue debt securities only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may issue debt securities in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities or the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Except as we may otherwise provide in a prospectus supplement, if we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest at the office of the trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee our sole paying agent for payments. We will name in the applicable prospectus supplement any other paying agents that we initially designate. We will maintain a paying agent in each place of payment.

All money we pay to a paying agent or the trustee for the payment of principal or any premium or interest which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

14

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in defmitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

15

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

16

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

17

CERTAIN PROVISIONS OF DELAWARE LAW AND

OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Certificate of Incorporation and Bylaws

A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our Board the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our Board, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders, such as the classification of our Board and the lack of cumulative voting. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and in the policies it implements and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders and could potentially depress the market price of our common stock. Our Board believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Classification of Board; No Cumulative Voting. Our certificate of incorporation and bylaws provide for our Board to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect those directors due to be elected at each annual meeting of our stockholders.

Meetings of and Actions by Stockholders. Our bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our Board. A special meeting of our stockholders may be called at any time by our Board, the chairman of our Board or our president. Our bylaws provide that (i) our Board can fix separate record dates for determining stockholders entitled to receive notice of a stockholder meeting and for determining stockholders entitled to vote at the meeting; (ii) we may hold a stockholder meeting by means of remote communications; (iii) any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to our secretary, request that our Board fix a record date and our Board shall adopt a resolution fixing the record date in all events within 10 calendar days after a request is received; and (iv) a written consent of stockholders shall not be effective unless a written consent signed by a sufficient number of stockholders to take such action is received by us within 60 calendar days of the earliest dated written consent received.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day in advance of the date specified in our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be not earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the tenth calendar day following the date on which public announcement of the date of the meeting is made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an advance notice by any stockholder. Any stockholder that proposes director nominations or other business must be a stockholder of record at the time the advance notice is delivered by such stockholder to us and entitled to vote at the meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for the election of directors at an annual meeting of stockholders. Unless otherwise required by law, any director nomination or other business shall not be made or transacted if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the director nominee or other proposed business.

18

Filling of Board Vacancies. Our certificate of incorporation and bylaws provide that the authorized size of our Board shall be determined by our Board by Board resolution from time to time and that our Board has the exclusive power to fill any vacancies and newly created directorships resulting from any increase in the authorized number of directors and the stockholders do not have the power to fill such vacancies. Vacancies in our Board and newly created directorships resulting from any increase in the authorized number of directors on our board may be filled by a majority of the directors remaining in office, even though that number may be less than a quorum of our board, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remaining term of the predecessor he or she replaced and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or death.

Amendment of the Certificate of Incorporation. Our certificate of incorporation may be amended, altered, changed or repealed at a meeting of our stockholders entitled to vote thereon by the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, or in the manner prescribed by the DGCL.

Amendment of the Bylaws. Our bylaws may be amended or repealed, or new bylaws may be adopted, by either our Board or the affirmative vote of at least 66 2/3% of the voting power of our outstanding shares.

Section 203 of the DGCL

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder;

●	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

19

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

●	underwritten public offerings;

●	negotiated transactions;

●	block trades;

●	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or

●	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of the underwriters, if any;

●	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

●	any delayed delivery arrangements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts, commissions or commissions allowed or reallowed or paid to dealers;

●	the identity and relationships of any finders, if applicable; and

●	any securities exchange or market on which the securities may be listed.

20

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may offer new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common stock on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

21

LEGAL MATTERS

Covington & Burling LLP, Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

WithumSmith+Brown, PC, or Withum, independent registered public accounting firm, has served as our independent accountants since 2017 and audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.imunon.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 28, 2024;

●	the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 26, 2024, that are deemed “filed” with the SEC under the Exchange Act;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that we filed with the SEC on May 13, 2024;

22

●	our Current Reports on Form 8-K filed with the SEC on March 12, 2024, March 18, 2024, April 11, 2024, and May 8, 2024; and

●	the description of our securities, incorporated herein by reference to Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website: http://www.imunon.com. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

23

Imunon, Inc.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

                    , 2024

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 15, 2024

PROSPECTUS

$5,500,000

Imunon, Inc.

Common Stock

We have entered into an At the Market Offering Agreement, dated as of May 25, 2022, as amended by Amendment No. 1 to At the Market Offering Agreement, dated as of May 15, 2024, which, as amended, we refer to as the ATM Agreement, with H.C. Wainwright & Co., LLC, or Wainwright, relating to shares of our common stock offered by this prospectus. Under the ATM Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $5,500,000 from time to time through or to Wainwright, acting as agent or principal, through this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “IMNN”. On May 14, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.35 per share.

The aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 is $18,075,494, which was calculated based on 9,365,541 outstanding shares of our voting and non-voting common stock held by non-affiliates as of May 10, 2024, and at a price of $1.93 per share, the closing sale price of our common stock reported on The Nasdaq Capital Market on April 1, 2024, a date within 60 days prior to the date of this prospectus. During the 12 calendar months prior to, and including, the date of this prospectus, we have sold 243,534 shares of common stock for gross proceeds of $334,658.70 pursuant to General Instruction I.B.6 of Form S-3. We will not offer to sell or sell any shares of our common stock which, when aggregated with all other shares of our common stock offered pursuant to the registration statement of which this prospectus forms a part, would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright will act as sales agent on a reasonable best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-4 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is              , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $5,500,000 under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and any prospectus supplement and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent any statement in this prospectus, any prospectus supplement and the documents incorporated by reference is inconsistent with a statement in another of these documents having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not, and Wainwright has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, and the accompanying prospectus supplement, if any, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, “Imunon,” “IMNN,” “the Company,” “we,” “us,” “our” and similar terms refer to Imunon, Inc. and our subsidiary, CLSN Laboratories, Inc., also a Delaware corporation.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

S-1

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Imunon, Inc.

Imunon is a clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms with the aim to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies. IMUNON is developing its non-viral DNA technology across its modalities. The first modality, TheraPlas®, is developed for the coding of proteins and cytokines in the treatment of solid tumors where an immunological approach is deemed promising. The second modality, PlaCCine®, is developed for the coding of viral antigens that can elicit a strong immunological response. This technology may represent a promising platform for the development of vaccines in infectious diseases.

The Company’s lead clinical program, IMNN-001, is a DNA-based immunotherapy for the localized treatment of advanced ovarian cancer currently in Phase II development. IMNN-001 works by instructing the body to produce durable levels, within certain safety parameters, of powerful cancer-fighting molecules, such as interleukin-12 and interferon gamma, at the tumor site. Additionally, the Company is entering a first-in-human study of its COVID-19 booster vaccine (IMNN-101). We will continue to leverage these modalities and to advance the technological frontier of plasmid DNA to better serve patients with difficult-to-treat conditions.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page S-12 of this prospectus.

Our Corporate Information

We were founded in 1982 under the corporate name Celsion Corporation and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.imunon.com. On September 19, 2022, Celsion Corporation announced a corporate name change to Imunon, Inc., reflecting the evolution of the Company’s business focus and its commitment to developing cutting-edge immunotherapies and next-generation vaccines to treat cancer and infectious diseases. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our common stock.

S-2

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $5,500,000.

Common stock outstanding after this offering	Up to 13,474,963 shares, assuming the sale of up to 4,074,074 shares of our common stock at a price of $1.35 per share, which was the closing price of our common stock on the Nasdaq Capital Market on May 14, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offerings” that may be made from time to time through our sales agent, Wainwright. See “Plan of Distribution” on page S-10 of this prospectus.

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. See “Use of Proceeds” on page S-7 of this prospectus.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“IMNN”

The number of shares of common stock to be outstanding after this offering is based on 9,400,889 shares of common stock outstanding as of March 31, 2024 and excludes in each case as of March 31, 2024:

●	1,006,330 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2024, having a weighted average exercise price of $2.53 per share;

●	661,985 shares of common stock issuable upon the vesting of common Stock awards as of March 31, 2024, having a weighted average grant day fair value of $3.13 per share;

●	160,000 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2024 having a weighted average exercise price of $18.86 per share; and

●	1,122,578 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding stock options subsequent to March 31, 2024.

S-3

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” under Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, as well as the other information in this prospectus, the information and documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for clinical development of our product candidates, working capital and other general corporate purposes. See “Use of Proceeds” on page S-7. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the ATM Agreement. The number of shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

Purchasers may experience immediate dilution in the book value per share of the common stock purchased in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our common stock may be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $5,500,000 at an assumed offering price of $1.35 per share, the last reported sale price of our common stock on May 14, 2024 on The Nasdaq Capital Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $12.5 million or approximately $0.93 per share. This represents an immediate increase in net tangible book value of approximately $0.16 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.42 per share to purchasers of our common stock in this offering. See “Dilution.”

S-4

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at prices that equal to or greater than the price paid by any investor pursuant to this offering. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We may be unable to maintain compliance with The Nasdaq Marketplace Rules, which could cause our common stock to be delisted from The Nasdaq Capital Market. This could result in the lack of a market for our common stock, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition, and results of operations.

On December 26, 2023, we received a notice from the staff, or the Staff, of the Nasdaq Stock Market LLC notifying us that, based upon the closing bid price of our common stock, for the 30 consecutive business days prior to the notice, we no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Rule. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted 180 calendar days, or until June 24, 2024, to regain compliance with the Minimum Bid Price Rule.

On April 10, 2024, we received a written notice from Nasdaq informing us that we had regained compliance with the Minimum Bid Price Rule, as the closing bid price of the Company’s common stock had met or exceeded $1.00 per share for 10 consecutive business days. Although, we have regained compliance with the Minimum Bid Price Rule, there can be no assurance that we will continue to maintain compliance with the Nasdaq continued listing requirements.

If the Company is unable to maintain compliance with Nasdaq’s continued listing requirements in the future, and if our common stock is delisted by Nasdaq, it may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock, and there can be no assurance that our common stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

S-5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained or incorporated in this prospectus are forward-looking and constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements may relate to such matters as anticipated financial performance, business prospects, technological developments, product pipelines, clinical trials and research and development activities, the adequacy of capital reserves and anticipated operating results and cash expenditures, current and potential collaborations, strategic alternatives and other aspects of our present and future business operations and similar matters. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unforeseen changes in the course of research and development activities and in clinical trials; possible changes in cost, timing and progress of development, preclinical studies, clinical trials and regulatory submissions; our collaborators’ ability to obtain and maintain regulatory approval of any of our drug candidates; possible changes in capital structure, financial condition, future working capital needs and other financial items; uncertainties and assumptions regarding the potential worsening global economic conditions and the recent disruptions to, and volatility in, financial markets in the U.S. and worldwide resulting from the COVID-19 pandemic, the Russian invasion of Ukraine and the unrest in the Middle East on our business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, changes in approaches to medical treatment; introduction of new products by others; success or failure of our current or future collaboration arrangements, risks and uncertainties associated with possible acquisitions of other technologies, assets or businesses; our ability to obtain additional funds for our operations; our ability to obtain and maintain intellectual property protection for our technologies and drug candidates and our ability to operate our business without infringing the intellectual property rights of others; our reliance on third parties to conduct preclinical studies or clinical trials; the rate and degree of market acceptance of any approved drug candidates; possible actions by customers, suppliers, strategic partners, potential strategic partners, competitors and regulatory authorities; compliance with listing standards of The Nasdaq Capital Market; and those listed under “Risk Factors” this prospectus as well as in our most recent annual report on Form 10-K and our other filings made from time to time with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “plan,” “believe,” “could,” “intend,” “predict,” “may,” “should,” “will,” “would” and words of similar import regarding the Company’s expectations. Forward-looking statements are only predictions. Actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our most recent annual report on Form 10-K and our other filings made from time to time with the SEC. The discussion of risks and uncertainties set forth herein and therein is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Except as required by law, we assume no obligation to revise or update any forward-looking statement that may be made from time to time by us or on our behalf for any reason, even if new information becomes available in the future.

S-6

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

S-7

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-8

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2024, our historical net tangible book value was $7.3 million, or $0.77 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2024.

After giving effect to the sale of our common stock in the aggregate amount of $5,500,000 at an assumed offering price of $1.35 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on May 14, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $12.5 million, or $0.93 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.16 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.42 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed offering price per share		$1.35
Net tangible book value per share as of March 31, 2024	$0.77
Increase in net tangible book value per share attributable to this offering	$0.16
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		$0.93
Dilution per share to investors purchasing our common stock in this offering		$0.42

A $0.10 increase (decrease) in the assumed offering price of $1.35 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on May 14, 2024, would increase (decrease) dilution per share to purchasers by approximately $0.07 $(0.07), after deducting commissions and estimated offering expenses payable by us.

The above discussion is based on 9,400,889 shares of common stock outstanding as of March 31, 2024 and excludes in each case as of March 31, 2024:

●	1,006,330 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2024, having a weighted average exercise price of $2.53 per share;

●	661,985 shares of common stock issuable upon the vesting of common Stock awards as of March 31, 2024, having a weighted average grant day fair value of $3.13 per share;

●	160,600 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2024 having a weighted average exercise price of $18.86 per share; and

●	1,122,578 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding stock options subsequent to March 31, 2024.

To the extent that stock options outstanding as of March 31, 2024 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, convertible debt securities or other securities exchangeable for common stock, the issuance of these securities could result in further dilution to our stockholders.

S-9

PLAN OF DISTRIBUTION

We previously entered into an ATM Agreement with Wainwright, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $5,500,000 from time to time through or to Wainwright, acting as agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the ATM Agreement, Wainwright may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the ATM Agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the second business day, or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each time we wish to issue and sell common stock under the ATM Agreement, we will notify Wainwright of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright will use its commercially reasonable efforts, consistent with its sales and trading practices to sell such shares up to the amount specified on such terms and subject to the conditions set forth in the ATM Agreement. The obligations of Wainwright under the ATM Agreement to sell our common stock are subject to a number of conditions that we must meet. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the ATM Agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the ATM Agreement, or (2) termination of the ATM Agreement as permitted therein. We and Wainwright may each terminate the ATM Agreement at any time upon 10 days’ prior notice.

Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus and the accompanying prospectus electronically.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “IMNN.”

S-10

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Covington & Burling LLP, Boston, Massachusetts. Wainwright is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

WithumSmith+Brown, PC, or Withum, independent registered public accounting firm, has served as our independent accountants since 2017 and audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.imunon.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-11

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 28, 2024;

●	the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 26, 2024, that are deemed “filed” with the SEC under the Exchange Act;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that we filed with the SEC on May 13, 2024;

●	our Current Reports on Form 8-K filed with the SEC on March 12, 2024, March 18, 2024, April 11, 2024 and May 8, 2024; and

●	the description of our securities, incorporated herein by reference to Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website: http://www.imunon.com. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-12

$5,500,000

Imunon, Inc.

Common Stock

PROSPECTUS

H.C. Wainwright & Co.

               , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee		$946.24
FINRA filing fee		2,701.00
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Printing and miscellaneous expenses		*
Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Our bylaws provide that we shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by our board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or (iv) such indemnification is required to be made pursuant to an individual contract.

The DGCL provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a Corporate Agent) against expenses and liabilities, including amounts paid in settlement, in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

To the extent that a Corporate Agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a Corporate Agent in connection with a proceeding, provided that the Corporate Agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Our certificate of incorporation requires us to advance expenses to any person entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

II-1

The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under our certificate of incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

Our bylaws permit us to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

The purpose of these provisions is to assist us in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

II-3

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1**	Form of Underwriting Agreement

1.2	At the Market Offering Agreement, dated May 25, 2022 by and between Celsion Corporation and H.C. Wainwright & Co. LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 25, 2022, (SEC File NO. 001-15911).

1.3*	Amendment No. 1, dated May 15, 2024, to At the Market Offering Agreement, by and between Imunon, Inc. and H.C. Wainwright & Co. LLC

3.1	Amended and Restated Certificate of Incorporation of Imunon, dated March 24, 2023, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on March 24, 2023 (SEC File No. 001-15911).

3.2	Amended and Restated Bylaws of Imunon, effective on March 15, 2024, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company, filed on March 18, 2024 (SEC File No. 001-15911).

4.1	Form of Representative’s Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company, filed on October 31, 2017 (SEC File No. 001-15911).

4.2	Form of Placement Agent Common Stock Purchase Warrant incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K of the Company, filed on July 11, 2017 (SEC File No. 001-15911).

4.3	Form of Amended and Restated Warrant (issued under First Amendment of Venture Loan and Security Agreement, dated as of August 1, 2020, by and among Imunon, Inc., Horizon Funding I, LLC, Horizon Funding Trust 2019-1, and Horizon Technology Finance Corporation, as Collateral Agent), incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on September 4, 2020 (SEC File No. 001-15911).

4.4	Form of Exchange Warrant, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on March 13, 2020 (SEC File No. 001-15911).[1]

4.5	Warrant to purchase Shares of Common Stock of Celsion Corporation between Celsion Corporation and EGWU, Inc., dated March 28, 2019, incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (SEC File No. 001-15911).

4.6*	Form of Indenture.

4.7**	Form of Senior Debt Security.

4.8**	Form of Subordinated Debt Security.

4.9**	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.10**	Form of Warrant and Warrant Agreement

4.11**	Form of Rights Agreement and Right Certificate.

4.12**	Form of Unit Agreement and Unit.

5.1*	Opinion of Covington & Burling LLP

5.2*	Opinion of Covington & Burling LLP

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Covington & Burling LLP (contained in Exhibit 5.1 hereto).

23.3*	Consent of Covington & Burling LLP (contained in Exhibit 5.2 hereto).

24.1*	Powers of Attorney (included in the signature page of this registration statement).

25.1***	Statement of Eligibility of Trustee under the Indenture on Form T-1 to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

107*	Filing Fee Table

* Filed herewith.

** To be subsequently filed, if applicable, by an amendment to this registration statement or by a current report on Form 8-K.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 at the time of an offering of debt securities.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on the 15th day of May, 2024.

IMUNON, INC.

By:	/s/ Michael Tardugno
Michael Tardugno Executive Chairman of the Board

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Tardugno and Jeffrey W. Church, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Stacy Lindborg	President and Chief Executive Officer	May 15, 2024
Stacy Lindborg, Ph. D.	(Principal Executive Officer)

/s/ Jeffrey W. Church	Executive Vice President, Chief	May 15, 2024
Jeffrey W. Church	Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

/s/ Donald Braun	Director	May 15, 2024
Donald Braun, Ph.D.

/s/ James E. Dentzer	Director	May 15, 2024
James E. Dentzer

/s/ Frederick J. Fritz	Director	May 15, 2024
Frederick J. Fritz

/s/ Christine Pellizzari	Director	May 15, 2024
Christine Pellizzari, J.D.

/s/ Michael H. Tardugno	Director	May 15, 2024
Michael H. Tardugno